Exhibit 99.1

News Release

PartnerRe Ltd. Reports Third Quarter and Nine Month 2011 Results

•	Third Quarter Operating Earnings per share of $2.41; Net Income per share of $2.43

•	Third Quarter Annualized Operating ROE of 10.3%; Annualized Net Income ROE of 10.4%

•	Nine Month Operating Loss per share of $7.43; Net Loss per share of $7.88

•	Nine Month Annualized Operating ROE of (10.6)%; Annualized Net Income ROE of (11.2)%

•	Book Value of $85.26 per share, up 2% for the quarter, and down 9% year-to-date

PEMBROKE, Bermuda, October 31, 2011 — PartnerRe Ltd. (NYSE, Euronext: PRE) today reported net income of $180.1 million, or $2.43 per share on a fully diluted basis for the third quarter of 2011. This net income includes net after-tax realized and unrealized gains on investments of $6.2 million, or $0.09 per share. Net income for the third quarter of 2010 was $524.9 million, or $6.76 per share on a fully diluted basis, including net after-tax realized and unrealized gains on investments of $233.0 million, or $3.05 per share. The Company recorded operating earnings of $164.5 million, or $2.41 per share on a fully diluted basis, for the third quarter of 2011. This compares to operating earnings of $301.6 million, or $3.95 per share, for the third quarter of 2010.

Net loss for the first nine months of 2011 was $502.6 million, or $7.88 per share. This net loss includes net after-tax realized and unrealized losses on investments of $41.3 million, or $0.61 per share. Net income for the first nine months of 2010 was $795.5 million, or $9.68 per share, including net after-tax realized and unrealized gains on investments of $373.3 million, or $4.69 per share. Operating loss for the first nine months of 2011 was $503.9 million, or $7.43 per share on a fully diluted basis. This compares to operating earnings of $393.0 million, or $4.94 per share, for the first nine months of 2010.

Operating earnings or loss excludes net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, and net after-tax interest in results of equity investments, and is calculated after payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on results for the third quarter and first nine months of 2011, PartnerRe President & Chief Executive Officer Costas Miranthis said, “We had respectable third quarter results overall, with a 10.3% annualized operating ROE, which is below our long term ROE goal, but reasonable given the current low interest rate environment.”

Mr. Miranthis added, “The third quarter benefitted from the absence of large catastrophic losses, and also from the fact that reported losses were considerably lower than expectations, resulting in favorable reserve development. Results were negatively impacted, however, by an increase in our provisions for the earthquake events of the first quarter. This increase reflects our revised view of ultimate losses incorporating most recently available information including cedants’ own estimate of loss.”

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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“As we approach the January 1 renewals, we are cautiously optimistic about market trends,” Mr. Miranthis said. “We are beginning to see price increases in many lines, particularly short tail lines, as well as increased demand for reinsurance. Our strong capital base positions us well to take advantage of any opportunities. We will assess such opportunities, as well as other capital management alternatives, with the objective of maximizing the growth of our economic value per share over the medium term.”

Highlights for the third quarter and first nine months of 2011 include:

Results of operations:

•

For the third quarter, net premiums written were up 9%, or 2% on a constant foreign exchange basis, to $1.1 billion primarily related to new business and increased treaty participations within the Global (Non-U.S.) Specialty sub-segment, increased agricultural premiums within the North America sub-segment and increased premiums in our Life segment. These increases were partially offset by the effect of the Company’s decisions in prior quarters to cancel and non-renew business in order to reposition its portfolios, and also reflects a continued competitive pricing environment in many markets. For the first nine months of 2011, net premiums written were down 7% to $3.6 billion across all sub-segments, except for the North America sub-segment and Life segment, primarily due to the effect of the cancellations and non-renewals described for the third quarter, while foreign exchange increased net premiums written by 2%.

•

For the third quarter, net premiums earned were down 1% to $1.3 billion primarily due to the impact of the cancelled and non-renewed business in the Global (Non-U.S) P&C, Catastrophe and Global (Non-U.S.) Specialty sub-segments, which was partially offset by the favorable impact of foreign exchange and the growth in the North America sub-segment’s agriculture business. For the first nine months of 2011, net premiums earned were down 3% to $3.5 billion primarily for the same reasons described for the third quarter.

•

For the third quarter, the Non-life combined ratio was 93.1%. The Non-Life combined ratio included 16.5 points (or $178 million) of net adverse prior quarter loss development, which was primarily related to the Japan earthquake and resulting tsunami (Japan earthquake), the February 2011 New Zealand earthquake (New Zealand earthquake) and other mid-sized loss events that occurred during the first half of 2011, and 16.2 points (or $176 million) of net favorable loss development on prior accident years. For the first nine months of 2011, the Non-life combined ratio was

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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126.7% and included 47.1 points (or $1,346 million) related to the 2011 catastrophic events including the Japan earthquake, the New Zealand earthquake, the April and May 2011 U.S. tornados, the Australian cyclone and flood events and losses related to an aggregate contract covering events in Australia and New Zealand (together “the 2011 catastrophic events”) and included 16.7 points (or $479 million) of net favorable loss development on prior accident years.

•

For the first nine months of 2011, our total direct losses related to the 2011 catastrophic events are estimated to be $1,403 million pre-tax, net of reinstatements, reinsurance and commission adjustments, and include $1,346 million in our Non-life segment, $3 million in our Life segment and $54 million in our Corporate and Other segment primarily related to insurance-linked securities.

•

For the third quarter, net investment income was flat at $164 million primarily reflecting lower reinvestment rates, which was partially offset by the positive impact of foreign exchange of 3%. For the first nine months of 2011, net investment income was down 7% to $474 million primarily due to lower reinvestment rates.

•

For the third quarter, pre-tax net realized and unrealized investment gains were $26 million and primarily related to decreases in risk-free interest rates, partially offset by widening credit spreads and losses from equity securities. For the first nine months of 2011, pre-tax net realized and unrealized investment losses were $8 million primarily due to widening credit spreads and losses from equity securities, which were partially offset by decreases in risk free interest rates.

•

For the third quarter, the effective tax rate on operating earnings and non-operating earnings was 6% and 96%, respectively. For the first nine months of 2011, the effective tax rate on operating losses and non-operating losses was (6)% and 522%, respectively.

Balance sheet and capitalization:

•	Total investments, cash and funds held – directly managed at September 30, 2011 were flat at $18.2 billion compared to December 31, 2010.

•	Net Non-life loss and loss expense reserves were up 7% to $11.0 billion at September 30, 2011 when compared to December 31, 2010, primarily due to the impact of the 2011 catastrophic events.

•	Net policy benefits for life and annuity contracts were down 4% to $1.7 billion when compared to December 31, 2010.

•

Total capital was $7.5 billion at September 30, 2011, down 6% from $8.0 billion at December 31, 2010. The decrease was primarily due to the comprehensive loss of $515 million for the first nine months of 2011, which was driven by the net loss of $503 million and a decrease of $11 million in the currency translation account, and also reflects the issuance of $374 million 7.25% Series E Cumulative Redeemable Preferred Shares in June 2011, share repurchases and dividends paid in 2011.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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•	Total shareholders’ equity was $6.7 billion at September 30, 2011 compared to $7.2 billion at December 31, 2010. The decrease was primarily driven by the factors described above under total capital.

•	Book value per common share at September 30, 2011 was $85.26 on a fully diluted basis compared to $93.77 per diluted share at December 31, 2010.

Segment and sub-segment highlights for the third quarter and first nine months of 2011 include:

Non-life:

•

For the third quarter of 2011, all Non-life sub-segments, except for the Global (Non-U.S.) P&C sub-segment, reported an increase in net premiums written compared to the third quarter of 2011 due to new business, increased treaty participations and increased bound premiums in certain lines of business. For the first nine months of 2011, all sub-segments, with the exception of the North America sub-segment, reported a reduction in net premiums written compared to the first nine months of 2010. The reductions in net premiums written primarily related to the effect of the Company’s decision to cancel and non-renew business in prior periods in order to reposition portfolios, including a reduction in the exposure and limits of its catastrophe exposed business, and also reflects a continued competitive pricing environment in many markets.

•

For the third quarter, the North America sub-segment’s net premiums written were up 8% primarily due to an increased level of bound agricultural premiums for the 2011 underwriting year compared to the 2010 underwriting year. This sub-segment reported a technical ratio of 82.7%, which included $75 million, or 22.7 points, of net favorable prior year loss development and $10 million, or 2.9 points, of net adverse prior quarter loss development. For the first nine months of 2011, the North America sub-segment’s net premiums written were up 5% primarily due to the same factors describing the third quarter. This sub-segment reported a technical ratio of 90.1%, which included $169 million, or 19.9 points, of net favorable prior year loss development and $51 million, or 6.0 points, of losses related to the 2011 catastrophic events.

•

For the third quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 9%, or 21% on a constant foreign exchange basis, due to the effect of cancellations and non-renewals in prior quarters in all lines of this sub-segment, driven by decreases in pricing and a reduction in catastrophe exposed business. This sub-segment reported a technical ratio of 79.8%, which included $35 million, or 18.1

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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points, of net favorable prior year loss development. For the first nine months of 2011, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 25%, due to the same reasons describing the third quarter. This sub-segment was less affected by catastrophe losses for the first nine months of 2011 compared to the same period last year and reported a technical ratio of 92.5%, which included $53 million, or 9.4 points, attributable to the 2011 catastrophic events and $90 million, or 15.8 points, of net favorable prior year loss development.

•

For the third quarter, the Global (Non-U.S.) Specialty sub-segment’s net premiums written were up 23%, or 15% on a constant foreign exchange basis, primarily due to new business and increased treaty participations, within the specialty property, marine and credit/surety lines of business, which were partially offset by the effects of the repositioning of the Company’s portfolio. This sub-segment’s technical ratio of 91.0% included $30 million, or 8.3 points, of net favorable prior year loss development. For the first nine months of 2011, the Global (Non-U.S.) Specialty sub-segment’s net premiums written were down 9%, due mainly to the Company’s decision to cancel and non-renew business in order to reposition its portfolios and the decrease in specialty casualty renewals written at January 1, 2011. These declines in net premiums written were partially offset by the factors describing the increase in net premiums written during the third quarter of 2011. This sub-segment’s technical ratio of 89.6% included $122 million, or 12.0 points, of net favorable prior year loss development and $31 million, or 3.0 points, of losses related to the 2011 catastrophic events.

•

For the third quarter, the Catastrophe sub-segment’s net premiums written were up 2% from $87 million in 2010 to $89 million in 2011. Net premiums written were down 4% on a constant foreign exchange basis and reflect a continuing reduction of certain catastrophe limits and exposures as part of the portfolio rebalancing, which was partially offset by new business written and improved pricing in certain markets. This sub-segment’s technical ratio of 92.4% included net adverse prior quarter loss development of $165 million, or 83.2 points, primarily related to the Japan earthquake and New Zealand earthquake and other mid-sized loss events that occurred during the first half of 2011, and $36 million, or 18.2 points, of net favorable prior year loss development. For the first nine months of 2011, the Catastrophe sub-segment’s net premiums written were down 15% primarily due to the reduction of certain catastrophe limits and exposures described for the third quarter of 2011. This sub-segment reported a technical loss for the first nine months of 2011, which included $1,211 million, or 284.6 points, of losses related to the 2011 catastrophic events and $98 million, or 22.6 points, of net favorable prior year loss development.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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Life:

•

For the third quarter, the Life segment’s net premiums written increased by 6%. Without the favorable effect of foreign exchange, net premiums written would have decreased by 4% primarily due to the restructuring of a longevity treaty from a traditional treaty to a swap basis during the first quarter of 2011. This segment’s technical result was $2 million and reflected net adverse loss development of $5 million. For the first nine months of 2011, the Life segment’s net premiums written increased by 12%. Without the favorable effect of foreign exchange, net premiums written would have increased by 7% due to growth in the longevity and mortality business compared to the same period in 2010. This segment’s technical result was $20 million and reflected net adverse loss development of $4 million.

•

The Life allocated underwriting result, which includes the technical result, allocated investment income and operating expenses, was $9 million for the third quarter of 2011 comparable to $10 million in the same period in 2010. The Life allocated underwriting result increased to $32 million for the first nine months of 2011 compared to $10 million in the same period in 2010 which was primarily due to a charge of $20 million recorded in the second quarter of 2010 related to an impaired life annuity treaty.

Corporate and Other:

•

For the third quarter, investment and capital markets activities contributed $167 million to pre-tax net income, excluding investment income allocated to the Life segment. Of this amount, $146 million was included in pre-tax operating earnings and an additional $21 million in net realized and unrealized gains on investments and losses from equity investee companies in pre-tax net income. For the first nine months of 2011, investment and capital markets activities contributed income of $403 million to pre-tax net loss, excluding Life investment income. Of this amount, income of $416 million was included in pre-tax operating loss and $13 million in net realized and unrealized losses on investments and losses from equity investee companies in pre-tax net loss.

Separately, as announced by the Company today, the Board of Directors declared a quarterly dividend of $0.60 per common share. The dividend will be payable on December 1, 2011, to common shareholders of record on November 18, 2011, with the stock trading ex-dividend commencing November 16, 2011.

The Company has posted its third quarter 2011 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, November 1. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing (800) 723-6604 or, from outside the United States, by dialing (785) 830-7977. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

Net income/loss per share is defined as net income/loss available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss available to common shareholders is defined as net income/loss less preferred dividends. Operating earnings/loss is defined as net income/loss available to common shareholders excluding after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses and after-tax interest in earnings/losses of equity investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, and the after-tax interest in earnings/losses of equity investments, where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses allocated underwriting result as a measure of underwriting performance for its Life operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt, senior notes and CENts, to manage the capital structure of the Company.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, mortality, longevity and health, and alternative risk products. For the year ended December 31, 2010, total revenues were $5.9 billion. At September 30, 2011, total assets were $23.6 billion, total capital was $7.5 billion and total shareholders’ equity was $6.7 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888 Investor Contact: Robin Sidders Media Contact: Celia Powell	(212) 687-8080 Drew Brown/Briana Kelly

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Expressed in thousands of U.S. dollars, except share and per share data)

(Unaudited)

	For the three months ended September 30, 2011	For the three months ended September 30, 2010	For the nine months ended September 30, 2011	For the nine months ended September 30, 2010

Revenues
Gross premiums written	$1,095,326	$1,008,464	$3,735,091	$4,057,965

Net premiums written	$1,079,557	$987,612	$3,606,444	$3,884,511
Decrease (increase) in unearned premiums	214,762	325,802	(140,091)	(312,687)

Net premiums earned	1,294,319	1,313,414	3,466,353	3,571,824
Net investment income	163,647	164,402	473,608	511,978
Net realized and unrealized investment gains (losses)	26,139	293,164	(7,860)	484,683
Other income	1,434	3,363	4,843	5,391

Total revenues	1,485,539	1,774,343	3,936,944	4,573,876

Expenses
Losses and loss expenses and life policy benefits	881,626	748,879	3,303,366	2,465,847
Acquisition costs	262,489	261,668	699,589	725,919
Other operating expenses	103,822	118,221	321,813	406,506
Interest expense	12,216	12,297	36,730	32,232
Amortization of intangible assets	9,520	10,003	27,512	22,639
Net foreign exchange (gains) losses	(10,587)	27,074	(20,020)	12,426

Total expenses	1,259,086	1,178,142	4,368,990	3,665,569

Income (loss) before taxes and interest in (losses) earnings of equity investments	226,453	596,201	(432,046)	908,307
Income tax expense	41,803	72,576	65,632	117,892
Interest in (losses) earnings of equity investments	(4,527)	1,312	(4,970)	5,103

Net income (loss)	$180,123	$524,937	$(502,648)	$795,518

Preferred dividends	$14,352	$8,631	$31,614	$25,894

Operating earnings (loss) available to common shareholders	$164,498	$301,608	$(503,921)	$393,026

Comprehensive income (loss), net of tax	$126,271	$631,249	$(514,571)	$722,498

Per share data:
Earnings (loss) per common share:
Basic operating earnings (loss)	$2.43	$4.01	$(7.43)	$5.03
Net realized and unrealized investment gains (losses), net of tax	0.09	3.09	(0.61)	4.78
Net foreign exchange (losses) gains, net of tax	—	(0.26)	0.24	(0.01)
Interest in (losses) earnings of equity investments, net of tax	(0.07)	0.02	(0.08)	0.06

Basic net income (loss)	$2.45	$6.86	$(7.88)	$9.86

Weighted average number of common shares outstanding	67,743,296	75,238,329	67,788,427	78,076,561

Diluted operating earnings (loss)	$2.41	$3.95	$(7.43)	$4.94
Net realized and unrealized investment gains (losses), net of tax	0.09	3.05	(0.61)	4.69
Net foreign exchange (losses) gains, net of tax	—	(0.26)	0.24	(0.01)
Interest in (losses) earnings of equity investments, net of tax	(0.07)	0.02	(0.08)	0.06

Diluted net income (loss)	$2.43	$6.76	$(7.88)	$9.68

Weighted average number of common shares and common share equivalents outstanding	68,181,982	76,428,460	67,788,427	79,494,247
Dividends declared per common share	$0.60	$0.50	$1.75	$1.50

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	September 30, 2011	December 31, 2010
Assets
Investments:
Fixed maturities, trading securities, at fair value	$14,356,056	$12,824,389
Short-term investments, trading securities, at fair value	97,661	49,397
Equities, trading securities, at fair value	1,001,148	1,071,676
Other invested assets	334,991	352,405

Total investments	15,789,856	14,297,867
Funds held – directly managed	1,322,761	1,772,118
Cash and cash equivalents, at fair value, which approximates amortized cost	1,073,432	2,111,084
Accrued investment income	198,503	201,928
Reinsurance balances receivable	2,313,538	2,076,884
Reinsurance recoverable on paid and unpaid losses	447,015	382,878
Funds held by reinsured companies	814,950	937,032
Deferred acquisition costs	602,275	595,557
Deposit assets	235,470	256,702
Net tax assets	38,532	14,960
Goodwill	455,533	455,533
Intangible assets	142,760	178,715
Other assets	184,488	83,113

Total assets	$23,619,113	$23,364,371

Liabilities
Unpaid losses and loss expenses	$11,352,599	$10,666,604
Policy benefits for life and annuity contracts	1,678,201	1,750,410
Unearned premiums	1,787,351	1,599,139
Other reinsurance balances payable	493,926	491,194
Deposit liabilities	244,775	268,239
Net tax liabilities	339,031	316,325
Accounts payable, accrued expenses and other	194,558	244,552
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989

Total liabilities	16,911,430	16,157,452

Shareholders’ Equity
Common shares (par value $1.00; issued: 2011, 84,580,948 shares; 2010, 84,033,089 shares)	84,581	84,033
Preferred shares (par value $1.00; issued and outstanding: 2011, 35,750,000 shares; 2010, 20,800,000 shares; aggregate liquidation value: 2011, $893,750; 2010, $520,000)	35,750	20,800
Additional paid-in capital	3,796,410	3,419,864
Accumulated other comprehensive (loss) income:
Currency translation adjustment	5,227	16,101
Other accumulated comprehensive loss	(13,094)	(12,045)
Retained earnings	4,108,524	4,761,178
Common shares held in treasury, at cost (2011, 16,831,534 shares; 2010, 14,046,895 shares)	(1,309,715)	(1,083,012)

Total shareholders’ equity	6,707,683	7,206,919

Total liabilities and shareholders’ equity	$23,619,113	$23,364,371

Shareholders’ Equity Per Common Share (excluding preferred shares: 2011, $893,750; 2010, $520,000)	$85.82	$95.55

Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (assuming exercise of all share-based awards)	$85.26	$93.77

Number of Common Share and Common Share Equivalents Outstanding	68,188,100	71,312,305

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

For the three months ended September 30, 2011
	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$288	$144	$368	$95	$895	$194	$6	$1,095

Net premiums written	$287	$144	$360	$89	$880	$194	$6	$1,080
Decrease in unearned premiums	42	49	2	110	203	9	2	214

Net premiums earned	$329	$193	$362	$199	$1,083	$203	$8	$1,294
Losses and loss expenses and life policy benefits	(192)	(102)	(247)	(169)	(710)	(168)	(4)	(882)
Acquisition costs	(80)	(52)	(82)	(15)	(229)	(33)	—	(262)

Technical result	$57	$39	$33	$15	$144	$2	$4	$150

Other income					1	—	—	1
Other operating expenses					(69)	(12)	(23)	(104)

Underwriting result					$76	$(10)	n/a	$47

Net investment income						19	145	164

Allocated underwriting result (1)						$9	n/a	n/a

Net realized and unrealized investment gains							26	26
Interest expense							(12)	(12)
Amortization of intangible assets							(9)	(9)
Net foreign exchange gains							11	11
Income tax expense							(42)	(42)
Interest in losses of equity investments							(5)	(5)

Net income							n/a	$180

Loss ratio (2)	58.4%	52.9%	68.3%	85.0%	65.6%
Acquisition ratio (3)	24.3	26.9	22.7	7.4	21.1

Technical ratio (4)	82.7%	79.8%	91.0%	92.4%	86.7%
Other operating expense ratio (5)					6.4

Combined ratio (6)					93.1%

For the three months ended September 30, 2010
	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$267	$158	$303	$96	$824	$183	$1	$1,008

Net premiums written	$267	$158	$292	$87	$804	$183	$1	$988
Decrease in unearned premiums	21	67	72	164	324	1	—	325

Net premiums earned	$288	$225	$364	$251	$1,128	$184	$1	$1,313
Losses and loss expenses and life policy benefits	(137)	(174)	(199)	(91)	(601)	(147)	(1)	(749)
Acquisition costs	(80)	(56)	(74)	(18)	(228)	(33)	—	(261)

Technical result	$71	$(5)	$91	$142	$299	$4	$—	$303

Other income					2	—	1	3
Other operating expenses					(81)	(11)	(26)	(118)

Underwriting result					$220	$(7)	n/a	$188

Net investment income						17	147	164

Allocated underwriting result (1)						$10	n/a	n/a

Net realized and unrealized investment gains							293	293
Interest expense							(12)	(12)
Amortization of intangible assets							(10)	(10)
Net foreign exchange losses							(27)	(27)
Income tax expense							(72)	(72)
Interest in earnings of equity investments							1	1

Net income							n/a	$525

Loss ratio (2)	47.5%	77.1%	54.8%	36.4%	53.3%
Acquisition ratio (3)	27.8	25.2	20.2	7.2	20.2

Technical ratio (4)	75.3%	102.3%	75.0%	43.6%	73.5%
Other operating expense ratio (5)					7.2

Combined ratio (6)					80.7%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

For the nine months ended September 30, 2011
	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$868	$585	$1,092	$581	$3,126	$597	$12	$3,735

Net premiums written	$868	$581	$1,007	$542	$2,998	$596	$12	$3,606
(Increase) decrease in unearned premiums	(18)	(14)	14	(110)	(128)	(8)	(4)	(140)

Net premiums earned	$850	$567	$1,021	$432	$2,870	$588	$8	$3,466
Losses and loss expenses and life policy benefits	(556)	(379)	(675)	(1,209)	(2,819)	(479)	(5)	(3,303)
Acquisition costs	(210)	(145)	(240)	(16)	(611)	(89)	—	(700)

Technical result	$84	$43	$106	$(793)	$(560)	$20	$3	$(537)

Other income					4	—	1	5
Other operating expenses					(206)	(38)	(78)	(322)

Underwriting result					$(762)	$(18)	n/a	$(854)

Net investment income						50	424	474

Allocated underwriting result (1)						$32	n/a	n/a

Net realized and unrealized investment losses							(8)	(8)
Interest expense							(37)	(37)
Amortization of intangible assets							(27)	(27)
Net foreign exchange gains							20	20
Income tax expense							(66)	(66)
Interest in losses of equity investments							(5)	(5)

Net loss							n/a	$(503)

Loss ratio (2)	65.5%	66.8%	66.1%	279.9%	98.2%
Acquisition ratio (3)	24.6	25.7	23.5	3.5	21.3

Technical ratio (4)	90.1%	92.5%	89.6%	283.4%	119.5%
Other operating expense ratio (5)					7.2

Combined ratio (6)					126.7%

For the nine months ended September 30, 2010
	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$831	$792	$1,183	$711	$3,517	$537	$4	$4,058

Net premiums written	$830	$780	$1,103	$636	$3,349	$533	$3	$3,885
Increase in unearned premiums	(51)	(94)	(27)	(129)	(301)	(12)	—	(313)

Net premiums earned	$779	$686	$1,076	$507	$3,048	$521	$3	$3,572
Losses and loss expenses and life policy benefits	(432)	(561)	(794)	(231)	(2,018)	(447)	(1)	(2,466)
Acquisition costs	(218)	(170)	(219)	(37)	(644)	(82)	—	(726)

Technical result	$129	$(45)	$63	$239	$386	$(8)	$2	$380

Other income					3	2	—	5
Other operating expenses					(241)	(38)	(127)	(406)

Underwriting result					$148	$(44)	n/a	$(21)

Net investment income						54	458	512

Allocated underwriting result (1)						$10	n/a	n/a

Net realized and unrealized investment gains							485	485
Interest expense							(32)	(32)
Amortization of intangible assets							(23)	(23)
Net foreign exchange losses							(12)	(12)
Income tax expense							(118)	(118)
Interest in earnings of equity investments							5	5

Net income							n/a	$796

Loss ratio (2)	55.5%	81.8%	73.7%	45.6%	66.2%
Acquisition ratio (3)	27.9	24.8	20.4	7.2	21.1

Technical ratio (4)	83.4%	106.6%	94.1%	52.8%	87.3%
Other operating expense ratio (5)					7.9

Combined ratio (6)					95.2%